Exhibit 10.1

STRUCTURING AND CONTRIBUTION AGREEMENT

THIS STRUCTURING AND CONTRIBUTION AGREEMENT (the “Agreement”) is made as of July 2, 2004 by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (“SUNSTONE HOTEL PARTNERSHIP”); SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (“SUNSTONE HOTEL REIT”); SUNSTONE HOTEL INVESTORS, L.L.C., a Delaware limited liability company (“SUNSTONE HOTEL INVESTORS”); SUNSTONE/WB HOTEL INVESTORS IV, LLC., a Delaware limited liability company (“SUNSTONE/WB HOTEL INVESTORS IV”); WB HOTEL INVESTORS, LLC, a Delaware limited liability company (“WB HOTEL INVESTORS”); SUNSTONE/WB MANHATTAN BEACH, LLC, a Delaware limited liability company (“SUNSTONE/WB MANHATTAN BEACH”); and ALTER SHP LLC, a Delaware limited liability company (“ALTER SHP LLC”); (Sunstone Hotel Investors, Sunstone/WB Hotel Investors IV, WB Hotel Investors, Sunstone/WB Manhattan Beach, Alter SHP, each, an “Interested Party” and collectively, “Interested Parties”).

WHEREAS, in connection with the initial public offering (the “IPO”) of the common stock, par value $.01 per share (the “Common Stock”), of Sunstone Hotel REIT pursuant to a registration statement to be filed on Form S-11 with the Securities and Exchange Commission, the parties hereto desire to effect certain formation and structuring transactions outlined in Exhibit A hereto (the “Formation and Structuring Transactions”) under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sunstone Hotel Partnership, Sunstone Hotel REIT and the Interested Parties agree as follows:

ARTICLE I.

STRUCTURING TRANSACTIONS

1.1 Consent and Waiver. Subject to the terms and conditions of this Agreement, Sunstone Hotel Partnership and each of the Interested Parties hereby (i) consent to each of the Formation and Structuring Transactions, (ii) waive any restrictions set forth under any agreement to which it is party and rights that it may have to object to any of the Formation and Structuring Transactions and (iii) agree to take all actions reasonably necessary or advisable to consummate the Formation and Structuring Transactions.

1.2 Unit Transactions. Subject to the terms and conditions of this Agreement, Sunstone Hotel Partnership, Sunstone Hotel REIT and each of the Interested Parties hereby agree to perform the following transactions (the “Unit and Stock Transactions”) with respect to the issuance, distribution, exchange or purchase of membership units of Sunstone Hotel Partnership

(“Partnership Units”) and Common Stock as an integral part of the Formation and Structuring Transactions:

(a) Formation and Structuring. Each of the Interested Parties agrees to take or cause to be taken the actions set forth on steps (1) through (8) of Exhibit A.

(b) Purchase Transaction. Sunstone Hotel REIT will use the net proceeds from the sale of Common Stock in the IPO in excess of amounts that the board of directors of Sunstone Hotel REIT in its sole discretion determines Sunstone Hotel REIT needs for debt repayment, payment of expenses and other items associated with the offering and other general corporate purposes to purchase Partnership Units from the Interested Parties. The net proceeds from any exercise of any over-allotment option granted to the underwriters in the IPO will be used to purchase additional Partnership Units from the Interested Parties. In each case, the purchase will be at a price per Partnership Unit equal to the net price per share to Sunstone Hotel Investors of the Common Stock in the IPO and the purchases shall be made on a pro rata basis as set forth on Exhibit B.

(c) Allocation. The allocation of the total Partnership Units and shares of Common Stock to be issued among the Interested Parties is set forth on Exhibit B. The exact numbers of Partnership Units and shares of Common Stock to be issued and purchased shall be made by the board of directors of Sunstone Hotel REIT in its sole discretion at the time of the IPO in accordance with the allocations set forth in this Agreement with no further action on the part of any Interested Party. If any Interested Party purchases or sells a hotel prior to the IPO, the allocations shall be adjusted as agreed prior to the date hereof with no further action on the part of any Interested Party. Unless an Interested Party notifies Sunstone Hotel REIT otherwise prior to the IPO, 67.0% of the total Partnership Units and Common Stock to be received by each Interested Party shall be Partnership Units and 33.0% shall be Common Stock. If the tax consequences of the Unit and Stock Transactions change prior to the IPO, the steps on Exhibit A shall be adjusted to preserve the intended consequences as agreed prior to the date hereof.

1.3 Simultaneous Closing. The Unit and Stock Transactions shall close simultaneously with the closing of the IPO (the “Closing”).

1.4 Further Acts. Sunstone Hotel Partnership, Sunstone Hotel REIT and the Interested Parties shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the Formation and Structuring Transactions contemplated hereunder. Sunstone Hotel REIT agrees to enter into a registration rights agreement with the Interested Parties in connection with the Closing that provides the Interested Parties with demand, piggyback and shelf registration rights in a form approved by the directors of Sunstone Hotel REIT.

1.5 Management Company. Sunstone Hotel Investors shall sell the assets and operations related to the management of the hotels to a third party management company prior to or in connection with the consummation of the Formation and Structuring Transactions and shall be entitled to keep the consideration, if any, from such sale.

ARTICLE II.

CONDITIONS TO CLOSING

2.1 Conditions to Closing. The obligations of each Interested Party, Sunstone Hotel Partnership and Sunstone Hotel REIT hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing. If for any reason any of the conditions set forth in this Section 2.1 are not satisfied or waived by each party entitled to the benefit of such conditions at or prior to the Closing, or if the Closing shall not have occurred by December 31, 2004, then each party hereto by written notice given to the other parties hereto shall have the right to elect to terminate this Agreement and each party shall be released from their obligations hereunder and shall have no further liability hereunder except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(a) Representations and Warranties True and Correct. The representations and warranties of each other party hereto shall be true and correct in all material respects as of the date of the Closing;

(b) Closing of Unit and Stock Transactions. The closing of each of the Unit and Stock Transactions applicable to each other party hereto shall occur simultaneously therewith and all obligations of each other party hereto shall have been performed or complied with in all material respects; and

(c) Closing of IPO. The IPO shall have been consummated simultaneously with the closing of the Unit and Stock Transactions therewith.

2.2 Abandonment of IPO. If at any time Sunstone Hotel REIT determines in good faith to abandon the IPO, Sunstone Hotel REIT shall so advise each Interested Party in writing and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder. The decision by Sunstone Hotel REIT to proceed with or abandon the IPO shall be made by the board of directors of Sunstone Hotel REIT in its sole discretion taking into account the best interests of Sunstone Hotel REIT and all its stockholders.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations by Sunstone Hotel Partnership and Sunstone Hotel REIT. Each of Sunstone Hotel Partnership and Sunstone Hotel REIT hereby represents and warrants to the Interested Parties as follows:

(a) Organization and Power. It is duly organized, validly existing, and in good standing under the laws of the State of Delaware (in the case of Sunstone Hotel Partnership) or the State of Maryland (in the case of Sunstone Hotel REIT), and has full right, power, and authority to enter into and perform all of its obligations under this Agreement. Sunstone Hotel REIT is, and upon consummation of the IPO will be, the sole managing member of Sunstone Hotel Partnership. The execution, delivery and performance of this Agreement have been duly authorized by it, and this Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against it in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality that could materially and adversely affect the ability of it to perform its obligations hereunder or otherwise delay consummation of any of the transactions contemplated hereby.

(c) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or other person or entity necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by it will be obtained as of Closing.

(d) Valid Issuance. The Partnership Units issued as part of the Formation and Structuring Transactions will represent duly and validly issued limited partnership interests in Sunstone Hotel Partnership and the Common Stock issued as part of the Formation and Structuring Transactions will be duly authorized and validly issued and fully paid and non-assessable when issued.

3.2 Representations by Interested Parties. Each Interested Party hereby severally and not jointly represents and warrants to Sunstone Hotel Partnership and Sunstone Hotel REIT as follows:

(a) Organization and Power. Such Interested Party is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such Interested Party, and this Agreement constitutes the legal, valid and binding obligation of such Interested Party, enforceable against such Interested Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Litigation. There is no action, suit, claim, or proceeding pending or, to the Interested Party’s knowledge, threatened against such Interested Party or such Interested Party’s interests in any court, before any arbitrator, or before or by any governmental body or other regulatory authority that would materially and adversely affect the ability of such Interested Party to perform its obligations hereunder or otherwise delay the consummation of any of the transactions contemplated hereby.

(c) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or other person or entity necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by it will be obtained as of Closing.

(d) Securities Law Matters. (i) In acquiring Partnership Units and/or Common Stock, such Interested Party is not relying upon any representations made to it by Sunstone Hotel

Partnership or Sunstone Hotel REIT, or any of their officers, employees, or agents that are not contained herein. The Interested Party is aware of the risks involved in investing in Partnership Units and/or Common Stock. Such Interested Party has had an opportunity to ask questions of, and to receive answers from Sunstone Hotel Partnership and Sunstone Hotel REIT, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of Sunstone Hotel REIT, including Sunstone Hotel REIT’s intent to qualify as a real estate investment trust under federal income tax laws and the associated restrictions that will apply to holders of the Common Stock under federal tax laws and under Sunstone Hotel REIT’s charter and bylaws. Such Interested Party confirms that all documents, records, and information pertaining to its investment in Partnership Units and/or Common Stock that have been requested by it, have been made available or delivered to it prior to the date hereof.

(ii) Such Interested Party understands that Partnership Units and/or Common Stock issuable to such Interested Party hereunder has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and is instead being offered and sold in reliance on an exemption from such registration requirements. Partnership Units and/or Common Stock issuable to such Interested Party is being acquired solely for the Interested Party’s own account, for investment, and is not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and such Interested Party does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale. The Interested Parties understand that the Partnership Units and/or Common Stock issuable to such Interested Party will contain appropriate legends reflecting the requirement that the Partnership Units and/or Common Stock not be resold by such Interested Party without registration under such laws or the availability of an exemption from such registration.

(iii) Such Interested Party is an “accredited investor” within the meaning of Rule 501(a) under Regulation D under the Securities Act.

(e) Investment Decision. Such Interested Party is capable of making an informed investment decision based on its knowledge, sophistication and experience in financial and business matters together with the business and financial experience of those persons, if any, retained by it, and other relevant information it may have received with respect to the matters set forth in this Agreement.

(f) Brokers. Such Interested Party has not engaged the services of any agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

(g) Good Title. Such Interested Party holds the equity interests in the assets it is contributing as part of the Formation and Structuring Transactions free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, and any other adverse right, interest, charge or claim of any kind whatsoever (collectively “Restrictions”) other than any Restriction for which an Interested Party will receive the necessary consent, approval or authorization to effect the Formation and Structuring Transactions prior to the Closing.

ARTICLE IV.

MISCELLANEOUS

4.1 Survival and Indemnity. The representations and warranties contained herein shall survive the Closing. Each Interested Party, severally and not jointly, agrees to indemnify, defend and hold harmless Sunstone Hotel Partnership, Sunstone Hotel REIT and each other party hereto and Sunstone Hotel Partnership and Sunstone Hotel REIT agrees to indemnify, defend and hold harmless each Interested Party from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorney’s fees and expenses, but excluding consequential damages) incurred by Sunstone Hotel Partnership and Sunstone Hotel REIT or such other party resulting from any misrepresentation or breach of warranty made by it. The total liability and indemnity obligation of each Interested Party shall be limited to the aggregate value of the Partnership Units and Common Stock received by such party in the Unit and Stock Transactions.

4.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Sunstone Hotel Partnership, Sunstone Hotel REIT or an Interested Party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Sunstone Hotel Partnership, Sunstone Hotel REIT or an Interested Party of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Sunstone Hotel Partnership, Sunstone Hotel REIT or an Interested Party either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

4.3 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. Sunstone Hotel Partnership and Sunstone Hotel REIT’s address for all purposes under this Agreement shall be as follows:

Suite 100

903 Calle Amanecer

San Clemente, CA 92673-6212

Attention: Jon D. Kline

Copy: Legal Department

Fax No: (949) 369-3179

The address of each of the Interested Parties for all purposes under this Agreement shall be as follows:

Sunstone Hotel Investors:

LB 54, Suite 700

13155 Noel Road

Dallas, TX 75240

Attention: Patrick K. Fox

Fax No: (972) 934-8333

Sunstone/WB Hotel Investors IV:

LB 54, Suite 700

13155 Noel Road

Dallas, TX 75240

Attention: Patrick K. Fox

Fax No: (972) 934-8333

WB Hotel Investors:

LB 54, Suite 700

13155 Noel Road

Dallas, TX 75240

Attention: Patrick K. Fox

Fax No: (972) 934-8333

Sunstone/WB Manhattan Beach:

LB 54, Suite 700

13155 Noel Road

Dallas, TX 75240

Attention: Patrick K. Fox

Fax No: (972) 934-8333

Alter SHP LLC:

Suite 100

903 Calle Amanecer

San Clemente, CA 92673-6212

Attention: Robert A. Alter

Fax No: (949) 369-4210

Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt.

The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

4.4 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

4.6 Waiver of Trial by Jury. Each party to this Agreement hereby waives any right to a trial by jury.

4.7 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.8 Successors and Assigns. This Agreement may not be assigned by Sunstone Hotel Partnership, Sunstone Hotel REIT or any Interested Party without the prior approval of Sunstone Hotel Partnership, Sunstone Hotel REIT or the other Interested Parties, as applicable. This Agreement shall be binding upon, and inure to the benefit of, Sunstone Hotel Partnership, Sunstone Hotel REIT, the Interested Parties, and their respective legal representatives, successors, and permitted assigns.

4.9 Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

4.10 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

4.11 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.

4.12 Specific Performance. Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of California (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.

4.13 Time of the Essence. Time is of the essence with respect to all obligations of each party under this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUNSTONE HOTEL PARTNERSHIP, LLC

By:	/s/ ROBERT A. ALTER
Name: Robert A. Alter Title:President and Chief Executive Officer of its sole member

SUNSTONE HOTEL INVESTORS, INC.

By:	/s/ ROBERT A. ALTER
Name: Robert A. Alter Title: President and Chief Executive Officer

SUNSTONE HOTEL INVESTORS, L.L.C.

By:	/s/ JON D. KLINE
Name: Jon D. Kline Title: Vice President

SUNSTONE/WB HOTEL INVESTORS IV, LLC

By:	/s/ PATRICK K. FOX
Name: Patrick K. Fox Title: Secretary

WB HOTEL INVESTORS, LLC

By:	/s/ PATRICK K. FOX
Name: Patrick K. Fox Title: Vice President

SUNSTONE/WB MANHATTAN BEACH, LLC

By:	/s/ PATRICK K. FOX
Name: Patrick K. Fox Title: Executive Committee Member

ALTER SHP LLC

By:	/s/ ROBERT A. ALTER
Name: Robert A. Alter Title: Managing Member

EXHIBIT A1

1.	Each of the following corporations that are directly or indirectly owned by Sunstone Hotel Investors will convert into a Delaware limited liability company:

•	Park SH Hotels Corp., a Delaware corporation

•	Sunstone E&P Corporation I, a Delaware corporation

•	Sunstone Hotels Sub Corp., a Delaware corporation

•	Sunstone SH Hotels Corp., a Delaware corporation

2.	Sunstone Hotel Investors, WB Hotel Investors, Sunstone/WB Hotel Investors IV and Sunstone/WB Manhattan Beach will contribute all of their assets, other than (i) the hotel management assets and employees for the hotels, (ii) interests in the Embassy Suites, Los Angeles, California and WB Cherry Creek Hotel Investors, LLC, WB Cherry Creek Investors Inc., WB Cherry Creek, LLC, WB Cherry Creek Hotels, Inc., and WB Cherry Creek Lessee, Inc., (iii) interests in SHP Investors, SHP Properties Corp, Sunstone Properties Sub Corp, Sunstone OP Properties Corp and SHP Ogden Inc. and (iv) interests in the hotels listed on Schedule I, to Sunstone Hotel Partnership in return for Partnership Units.

3.	Each of SHP Investors, SHP Properties Corp, Sunstone Properties Sub Corp, Sunstone OP Properties Corp and SHP Ogden Inc. will distribute all of its current and accumulated earnings and profits to its shareholders.

4.	All of the lessee or management companies, which will be subsidiaries of Sunstone Hotel Partnership, will merge into a single surviving lessee corporation (the “TRS Lessee”).

5.	Sunstone Hotel Partnership will contribute all of its membership interests in Buy Efficient, L.L.C. to the TRS Lessee.

6.	Sunstone Hotel Investors will distribute the interests in the Embassy Suites, Los Angeles, California to Alter SHP LLC in redemption of its interests in Sunstone Hotel Investors.

7.	Sunstone Hotel Investors will sell the hotel management assets and employees for the hotels to a third party management company (the “Management Company”) and the TRS Lessee will enter into a management agreement with the Management Company.

8.	Simultaneously with both (i) the contribution by each of Sunstone Hotel Investors, WB Hotel Investors and Sunstone/WB Hotel Investors of their interests in the hotels listed on Schedule I to Sunstone Hotel REIT in exchange for Common Stock and (ii) the merger of

[1]	Except as otherwise indicated, each transaction shall be consummated in the order set forth above on the closing date for the IPO of the Common Stock.

each of SHP Investors, SHP Properties Corp, Sunstone Properties Sub Corp, Sunstone OP Properties Corp and SHP Ogden Inc. with and into Sunstone Hotel REIT, with Sunstone Hotel REIT surviving, in exchange for Common Stock, Sunstone Hotel REIT will consummate the IPO.

EXHIBIT B

Name	Percentage
Sunstone Hotel Investors, L.L.C.	45.1%
WB Hotel Investors, LLC	9.5
Sunstone/WB Hotel Investors IV, LLC	42.6
Sunstone/WB Manhattan Beach, LLC	2.8

100.0%

SCHEDULE I

Sunstone Hotel Investors

Sheraton Four Points, Silverthorne, Colorado

Holiday Inn Select, Renton, Washington

Holiday Inn, Provo, Utah

Holiday Inn, Price, Utah

Courtyard Marriott, Lynnwood, Washington

Holiday Inn, Mesa, Arizona

Holiday Inn, Flagstaff, Arizona

Holiday Inn, Craig, Colorado

Courtyard Marriott, Fresno, California

WB Hotel Investors

Hilton Garden Inn, Lake Oswego, Oregon

Holiday Inn, Boise, Idaho

Holiday Inn, Hollywood, California

Sunstone/WB Hotel Investors IV

Marriott, West Conshohocken, Pennsylvania

Radisson, Englewood, New Jersey

Valley River Inn, Eugene, Oregon

Crowne Plaza, Grand Rapids, Michigan

Radisson, Williamsburg, Virginia

Hilton, Del Mar, California

Hilton, Melville, New York

Doubletree, Minneapolis, Minnesota

Marriott, Troy, Michigan

Embassy Suites, Chicago, Illinois

Marriott, Ontario, California